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SUBSIDIARIES OF LIBERTY GROUP PUBLISHING, INC. - EXHIBIT 21


Name                                                          Jurisdiction
------------------------------------------------------        ------------
Liberty Group Operating, Inc.                                 Delaware
Liberty Group Arizona Holdings, Inc.                          Delaware
Liberty Group Arkansas Holdings, Inc.                         Delaware
Liberty Group California Holdings, Inc.                       Delaware
Liberty Group Idaho Holdings, Inc.                            Delaware
Liberty Group Illinois Holdings, Inc.                         Delaware
Liberty Group Iowa Holdings, Inc.                             Delaware
Liberty Group Kansas Holdings, Inc.                           Delaware
Liberty Group Louisiana Holdings, Inc.                        Delaware
Liberty Group Michigan Holdings, Inc.                         Delaware
Liberty Group Minnesota Holdings, Inc.                        Delaware
Liberty Group Missouri Holdings, Inc.                         Delaware
Liberty Group Nebraska Holdings, Inc.                         Delaware
Liberty Group Nevada Holdings, Inc.                           Delaware
Liberty Group New York Holdings, Inc.                         Delaware
Liberty Group North Dakota Holdings, Inc.                     Delaware
Liberty Group Pennsylvania Holdings, Inc.                     Delaware
Liberty Group Management Services, Inc.                       Delaware
Liberty Group Suburban Newspapers, Inc.                       Delaware
Liberty Group Southern Michigan Holdings, Inc.                Delaware
Liberty SMC, L.L.C.                                           Delaware
News Leader, Inc.                                             Louisiana
Mineral Daily News Tribune Inc.                               West Virginia
Elko Daily Free Press                                         Nevada
Terry Newspapers, Inc.                                        Iowa